November 2024 Arrowhead Pharmaceuticals, Inc. Policy on Insider Trading (Revised – Updated November 2024) 1. Purpose This Insider Trading Policy provides the standards of Arrowhead Pharmaceuticals, Inc. and its affiliates (“Arrowhead”) on trading and causing the trading of Arrowhead securities, or securities of certain other publicly traded companies, while in possession of material, non-public information. 2. Scope This Policy applies to all transactions of Arrowhead securities, whether or not issued by Arrowhead, including common stock, options, preferred stock, notes, bonds, and convertible securities, as well as derivative securities relating to any of Arrowhead’s securities. This Policy applies to the following audiences, referred to as “Insiders”: • Arrowhead directors, officers, and employees, as well as contractors or consultants who have access to material, non-public information (together, “Arrowhead Personnel”), including any Family Members (defined below) of Arrowhead Personnel. • Corporations, trusts, or other entities controlled, influenced or managed by Arrowhead Personnel or their family members (collectively referred to as “Controlled Entities”). Please note: Certain restrictions in this Policy apply only to “Covered Persons.” Covered Persons means any director, officer, or employee of Arrowhead who has been notified by Arrowhead that they are a “Covered Person” under this Policy. 3. Definitions (a) Family Members. Any individual who resides with or otherwise lives in the same household as Arrowhead Personnel, and any family members who do not live in the household but whose transactions in Arrowhead securities are or may be directed by Arrowhead Personnel or are subject to the influence or control of Arrowhead Personnel, such as parents or children who consult with Arrowhead Personnel before trading in Arrowhead securities. (b) Materiality. Insider trading restrictions apply when the information an Insider possesses is “material.” Information is “material” if there is a likelihood a reasonable investor would consider such information important in making an investment decision to trade securities. Both positive or negative information may be material. Information involving the following subjects is likely to be material in many situations: i. information regarding the progress, timeframes or results of Arrowhead’s significant preclinical and clinical programs; ii. proposals, plans, or agreements, involving mergers, acquisitions, strategic

November 2024 alliances, collaborations, partnerships or licensing arrangements, or the purchase or sale of any significant asset; iii. major changes in management or the board of directors; iv. significant changes in Arrowhead ownership or control; and v. developments regarding significant litigation or government investigations There may be situations involving information, other than those above, which could be considered material. An Insider who is unsure whether information is material should consult with the General Counsel, or designee, before making any decision to disclose such information (other than to persons who need to know it for purposes of performing their Arrowhead job duties) or trade or recommend securities to which that information relates. Non-public Information. Insiders are prohibited from trading when they possess information that is material and “non-public.” To be “public,” information must be widely disseminated in a manner generally used to reach investors (e.g., by means of a press release or a widely distributed statement from a senior officer or a filing with the U.S. Securities and Exchange Commission (the “SEC”), and the investors must be given the opportunity to absorb the information. As with questions of materiality, an Insider who is not sure whether information is considered public should either consult with the General Counsel, or designee, or assume that the information is “non-public” and treat it as confidential. (c) Trading and Transactions. For purposes of this Policy, references to “trading” and “transactions” of Arrowhead’s securities include, among other things: (i) purchases and sales of Arrowhead’s securities in public markets or private transactions; (ii) sales of Arrowhead’s securities obtained through the exercise of employee stock options granted by Arrowhead, including broker‐assisted cashless exercise (i.e., the broker selling some or all of the shares underlying the option on the open market); (iii) making gifts of Arrowhead’s securities (including charitable donations); or (iv) using Arrowhead’s securities to secure a loan. Conversely, references to “trading” and “transactions” do not include: (i) the exercise of Arrowhead stock options if no shares are to be sold; (ii) the vesting of Arrowhead stock options, restricted stock or restricted stock units (RSUs); (iii) transferring shares to an entity, which does not involve a change in the beneficial ownership of the shares (for example, transferring shares from one brokerage account to another brokerage account when both accounts are controlled by the Insider); (iv) sales of Arrowhead’s securities as a selling stockholder in a registered public offering, in accordance with applicable securities laws;

November 2024 (v) any other purchase of Arrowhead’s securities from Arrowhead, or sales of Arrowhead’s securities to Arrowhead, in accordance with applicable securities and state laws; (vi) sales of Arrowhead’s securities under an effective, written trading plan (as defined in Section 4 III (c)), which has been approved by Arrowhead (including the trading plan that is formed as part of an employee’s equity acceptance that allows for the sale of shares to cover their tax liability upon vesting of an equity award); or (vii) transactions involving mutual funds that are invested in Arrowhead securities are not transactions subject to this Policy as long as (i) the Insider does not control the investment decisions on individual stocks within the fund and (ii) Arrowhead securities do not represent a substantial portion of the assets of the fund. 4. Policy I. Do Not Trade or Cause Another to Trade While in Possession of Material, Non-public Information (a) No Insider may trade any Arrowhead security, whether or not issued by Arrowhead, while in possession of material, non-public information about Arrowhead. (b) No Insider may trade the security of any Arrowhead Counterparty (as defined below), while in possession of material, non-public information about the Arrowhead Counterparty. As used herein, “Arrowhead Counterparty” means another publicly traded company with which Arrowhead has a relationship, such as Arrowhead’s service providers, suppliers or a firm with which Arrowhead is negotiating a major transaction, such as a joint venture, licensing agreement, or collaboration. (c) This Policy does not restrict legitimate business communications to Arrowhead Personnel who require information to perform their business duties. An Insider, however, should not disclose material, non-public information to anyone outside of Arrowhead unless: (i) they are specifically authorized to do so, and (ii) such disclosure has been reviewed by the appropriate internal stakeholder(s), and (iii) such disclosure is made under restrictive terms of non-use and non-disclosure in accordance with Arrowhead’s policies regarding the protection of authorized external disclosure (including the use of a written confidentiality agreement). II. Quarterly Blackout Periods (applies only to Covered Persons) (a) Quarterly Blackout Periods. All Covered Persons (and their Family Members and Controlled Entities) are prohibited from trading Arrowhead securities during quarterly blackout periods (“Quarterly Blackout Periods”). Quarterly Blackout Periods begin each fiscal year on October 15th, January 15th, April 15th and July 15th and continue until two full trading days have passed following the date Arrowhead’s financial results are publicly disclosed and Arrowhead’s Form 10-Q or Form 10-K is filed. During these periods, Covered Persons are presumed to possess material, non-public information about Arrowhead’s financial results. (b) Trading Windows. Covered Persons (and their Family Members and Controlled Entities) are permitted to trade in Arrowhead’s securities when no Quarterly Blackout Period is in

November 2024 effect. Generally, this means that Covered Persons can trade during the period beginning on the second trading day after Arrowhead announces quarterly or annual financial results until (and not including) the first day of the next fiscal quarter (October 1, January 1, April 1, July 1). However, even during this trading window, a Covered Person who is in possession of any material, non- public information may not trade Arrowhead’s securities until the information becomes public or is no longer material. In addition, Arrowhead may close this trading window if a special event- specific blackout period is imposed and will re-open the trading window once the special blackout period has ended (see Section III, below). Blackout January 15th through 10Q filing + 2 trading days Open 2nd trading day after 10Q filing through April 14th Blackout April 15th through 10Q filing + 2 trading days Open 2nd trading day after 10Q filing through July 14th Blackout July 15th through 10Q filing + 2 trading days Open 2nd trading day after 10Q filing through October 14th Blackout October 15th through 10K filing + 2 trading days Open 2nd trading day after 10K filing through January 14th III. Special Event-Specific Blackout Periods (a) Arrowhead may determine that certain people associated with Arrowhead are in possession of material, non-public information, and may impose special blackout periods during which any Insider who has been notified by the General Counsel or their delegate that they are subject to the event-specific blackout and will be prohibited from trading in Arrowhead’s securities. Any person made aware of an event-specific blackout should not disclose the existence of such blackout to anyone else. Arrowhead may impose special company-wide blackout periods at any time without prior notice. (b) Insiders are subject to Arrowhead’s pre-clearance process (described in Section IV below) which requires that all trades in Arrowhead stock must be pre-cleared under all circumstances. (c) The trading restrictions described in this Policy do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under SEC Rule 10b5-1 (a “Trading Plan”). The adoption, amendment, and termination of a Trading Plan must meet the requirements set forth under Rule 10b5-1 and in accordance with Arrowhead’s other policies.

November 2024 IV. Pre-clearance of Securities Transactions (a) Except pursuant to an effective Trading Plan approved by Arrowhead, all Arrowhead Personnel, regardless of whether or not an Insider, must refrain from trading, without first pre-clearing all transactions in Arrowhead’s securities. No Arrowhead Personnel may, directly or indirectly, trade any Arrowhead security at any time without first obtaining clearance via email from (b) Unless revoked, a clearance will remain valid for two weeks (i.e., 14 calendar days). If the transaction does not occur during that period, clearance for the transaction must be re-requested via email as described above. If an individual becomes aware of material, non-public information after receiving clearance but before the trade has been executed, the pre-cleared transaction may not be executed. (c) Clearance is not required for purchases and sales of securities under an effective Trading Plan. (d) If clearance is not expressly received, Insiders may not transact Arrowhead securities. For the avoidance of doubt, there should be no presumption that all clearance requests will be granted. Those reviewing clearance requests are under no obligation to provide an Insider the reasons for granting or failing to grant any request. V. Prohibited Transactions: (a) Insiders are prohibited from trading in Arrowhead’s equity securities during a blackout period imposed under an “individual account” retirement or Arrowhead pension plan, during which at least 50% of the plan participants are unable to purchase, sell or otherwise acquire or transfer an interest in equity securities of Arrowhead, due to a temporary suspension of trading by Arrowhead or the plan fiduciary. (b) Insiders are prohibited from engaging in the following transactions in Arrowhead’s securities unless advance approval is obtained, in addition to the pre-clearance requirement: (i) Short-term trading. Arrowhead directors and officers who purchase Arrowhead securities (other than through the exercise of stock options) may not sell any Arrowhead securities of the same class for at least six months after the purchase; (ii) Options/derivatives trading. Insiders may not buy or sell publicly traded puts or calls or other derivative securities on Arrowhead’s securities; (iii) Trading on margin. If approved by Arrowhead’s Board of Directors, Arrowhead officers and directors may pledge up to 75% of Arrowhead securities as collateral for a loan. Such information will be communicated to the Audit Committee periodically. No other Insiders may trade on margin or otherwise pledge Arrowhead securities; and (iv) Hedging. Insiders may not enter into hedging or monetization transactions or similar arrangements with respect to Arrowhead securities (such as “cashless” collars, forward sales, equity swaps and other similar arrangements).

November 2024 VI. Prohibited Transaction Terms: Relevant portions of this Policy will continue to apply to an Insider’s transactions in Arrowhead’s securities after the Insider’s employment, service, or relationship with Arrowhead has terminated, and will last until either (a) the Insider is no longer aware of material, non-public information or (b) the related information becomes public or is no longer material. VII. Arrowhead Transactions: Arrowhead may engage in transactions in its own securities. It is Arrowhead’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors, if required) when engaging in transactions of Arrowhead’s securities. VIII. Policy Violations: All Arrowhead Personnel who violate this Policy may be subject to disciplinary action, up to and including termination of employment. IX. Certification: All Arrowhead Personnel subject to this Policy are expected to have read and be familiar with this Policy and comply fully with its rules and guidelines.